Exhibit 99.1

ZHONG GUO LIANG TOU GROUP LIMITED

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024 AND

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

ZHONG GUO LIANG TOU GROUP LIMITED

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Zhong Guo Liang Tou Group Limited

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$40,221,321	$41,432,852
Accounts receivable	-	845
Prepayments and other current assets	1,255,991	1,333,310
Inventories	1,723,034	1,250,701
Total Current Assets	43,200,346	44,017,708

Non-Current Assets
Long-term investment	139,421	-
Property and equipment, net	4,267,880	4,039,852
Land use right, net	2,626,426	2,645,891
Intangible assets, net	90,412	49,286
Operating lease right-of-use asset	504,285	-
Total Non-Current Assets	7,628,424	6,735,029
TOTAL ASSETS	$50,828,770	$50,752,737

LIABILTIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$585,784	$585,304
Accrued expenses and other current liabilities	193,632	227,726
Other taxes payable	494,522	558,022
Advances from customers	33,139,678	37,721,923
Income tax payable	1,116,047	849,174
Operating lease liability, current portion	206,810	-
Total Current Liabilities	35,736,473	39,942,149

Non-Current Liabilities
Operating lease liability, non-current portion	353,577	-
Total Non-Current Liabilities	353,577	-
TOTAL LIABILITIES	36,090,050	39,942,149

COMMITMENTS AND CONTINGENCIES (NOTE 11)

STOCKHOLDER’S EQUITY
Ordinary shares, $1 par value; 50,000 shares authorized; 1 share issued and outstanding as of June 30, 2025 and December 31, 2024	1	1
Additional paid-in capital	6,935,306	6,935,306
Retained earnings	7,691,728	3,996,003
Accumulated other comprehensive loss	111,685	(120,722)
TOTAL STOCKHOLDER’S EQUITY	14,738,720	10,810,588
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$50,828,770	$50,752,737

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Zhong Guo Liang Tou Group Limited

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Unaudited Three months ended Jun 30		Unaudited Six months ended Jun 30
	2025	2024	2025	2024

Revenue, net	$7,460,022	$962,195	$11,979,062	$962,195
Cost of revenues	(2,516,756)	(442,999)	(4,982,858)	(442,999)
GROSS PROFIT	4,943,266	519,196	6,996,204	519,196

OPERATING EXPENSES
Selling expenses	(435,886)	-	(1,240,303)	-
General and administrative expenses	(602,431)	(144,194)	(1,018,271)	(144,195)
Research and development costs	(30,861)	-	(58,344)	-
Total Operating Expenses	(1,069,178)	(144,194)	(2,316,918)	(144,195)

OPERATING INCOME (LOSS)	3,874,088	375,002	4,679,286	375,001

OTHER INCOME (EXPENSES)
Interest income	159,901	2,558	198,678	2,954
Other income	(26)	2,413	54,795	2,413
Other expenses	(18)	-	(19)	-
Interest expenses	(5,609)	-	(5,609)	-
Total Other Income, net	154,248	4,971	247,845	5,367
		-
INCOME BEFORE INCOME TAXES	4,028,336	379,973	4,927,131	380,368
Provision for income tax	(1,106,294)	(23,135)	(1,231,406)	(23,155)
NET INCOME	$2,922,042	$356,838	$3,695,725	$357,213

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	179,385	(35,062)	232,407	(35,066)
COMPREHENSIVE INCOME	$3,101,427	$321,776	$3,928,132	$322,147

Basic and diluted earnings per share	$2,922,042	$356,838	$3,695,725	$357,213

Weighted average number of shares outstanding - basic and diluted	1	1	1	1

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Zhong Guo Liang Tou Group Limited
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDER’S EQUITY

	Ordinary shares		Additional paid-in	Retained earnings (accumulated	Accumulated other comprehensive	Shareholders’
	Number	Amount	capital	deficit)	income (loss)	equity
Three Months Ended June 30,2025 and 2024:
Balance as of March 31,2025	1	1	6,935,306	4,769,686	(67,700)	11,637,293
Additional paid-in capital	-	-	-	-	-	-
Issuance of shares	-	-	-	-	-	-
Net income	-	-	-	2,922,042	-	2,922,042
Foreign currency translation adjustment	-	-	-	-	179,385	179,385
Balance as of June 30,2025	1	1	6,935,306	7,691,728	111,685	14,738,720

	Ordinary shares		Additional paid-in	Retained earnings (accumulated	Accumulated other comprehensive	Shareholders’
	Number	Amount	capital	deficit)	income (loss)	equity
Balance as of March 31,2024	$1	1	6,935,306	375	(4)	6,935,678

Issuance of shares	-	-	-	-	-	-
Net income	-	-	-	356,838	-	356,838
Foreign currency translation adjustment	-	-	-	-	(35,062)	(35,062)
Balance as of Jun 30,2024	1	1	6,935,306	357,213	(35,066)	7,257,454

Six Months Ended June 30.2025 and 2024:
Balance as of December 31,2024	1	1	6,935,306	3,996,003	(120,722)	10,810,588
Additional paid-in capital	-	-	-	-	-	-
Issuance of shares	-	-	-	-	-	-
Net income	-	-	-	3,695,725	-	3,695,725
Foreign currency translation adjustment	-	-	-	-	232,407	232,407
Balance as of Jun 30,2025	1	1	6,935,306	7,691,728	111,685	14,738,720

	Ordinary shares		Additional paid-in	Retained earnings (accumulated	Accumulated other comprehensive	Shareholders’
	Number	Amount	capital	deficit)	income (loss)	equity
Balance as of December 31,2023	$1	1	-	-	-	1

Issuance of shares	-	-	6,935,306	-	-	6,935,306
Net income	-	-	-	357,213	-	357,213
Foreign currency translation adjustment	-	-	-	-	(35,066)	(35,066)
Balance as of Jun 30,2024	1	1	6,935,306	357,213	(35,066)	7,257,454

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Zhong Guo Liang Tou Group Limited

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30
	2025	2024

Cash flows from operating activities:
Net income	$3,695,725	$357,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	229,445	27,615
Interest expense	5,609	-
Interest income	(198,458)	-
Accounts receivable	850	-
Prepayments and other current asset	99,502	(370,143)
Income taxes receivable	-	-
Inventories	(445,319)	(273,498)
Accounts payable	(9,650)	552,957
Accrued expenses	(44,079)	80,151
Other payables	7,118	22,267
Other taxes payable	(72,430)	81,816
Advances from customers	(5,182,596)	7,569,249
Income tax payable	249,145	23,135
Total adjustments	(5,360,863)	7,713,549
Net cash (used in)/provided by operating activities	(1,665,138)	8,070,762

Cash flows from investing activities:
Interest received	198,458	-
Purchase of equipment	(267,703)	-
Purchase of intangible asset	(42,231)	(4,034)
Long term investment	(137,834)	-
Net cash used in investing activities	(249,310)	(4,034)

Cash flows from financing activities:
Proceeds from issuance of ordinary share	-	-
Net cash provided by financing activities	-	-

Effect of exchange rates on cash and cash equivalents	702,917	(74,296)

Net change in cash and cash equivalents	(1,211,531)	7,992,432
Cash and cash equivalents, beginning of period	41,432,852	14
Cash and cash equivalents, end of period	$40,221,321	$7,992,446

Supplemental Cash Flow Information:
Cash paid for income taxes	$1,094,206	$-
Cash paid for interest	$-	$-

	Six months ended June 30
Supplemental non-cash in investing and financing activities:	2025	2024
Operating lease right-of-use assets, obtained in exchange for operating lease obligations	$548,398	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ZHONG GUO LIANG TOU GROUP LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Basis of Presentation

Zhong Guo Liang Tou Group Limited (the “CFI”) was incorporated in the British Virgin Islands (“BVI”) as a BVI Business Company on April 18, 2024 to be a holding company without substantive operations. CFI conducts its business operations through wholly owned subsidiaries (together “the Company”), that operate within the health and wellness food industry or holistic health food industry, focusing on distributing natural, grain-based health foods that support preventative health and wellness. The Company offers products that cater to the rising demand for safe, high-quality nutritional options, blending modern technology with traditional Chinese medicine.

Recapitalization: During 2024, CFI undertook transactions to reorganize its legal structure as follows:

●	The sole stockholder of CFI (a) incorporated Zhong Liang Tou Holdings Limited (“CFI HK”) under the laws of Hong Kong on April 26, 2024 and (b) contributed CFI HK to CFI on May 2, 2024.

●	The sole stockholder of CFI (a) acquired Heilongjiang Zhongkang Food Investment Science and Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) (“OpCo 1”), on August 14, 2023 and (b) contributed OpCo 1 to CFI HK on May 20, 2024.

●	OpCo 1 incorporated Harbin Kangliang Technology Innovation Co., Ltd., a limited liability company organized under the laws of the PRC (“OpCo 2”) on April 3, 2024.

●	OpCo 1 incorporated Harbin Beikang Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC (“OpCo 3”) on March 21, 2024.

●	OpCo 1 incorporated Harbin Nongke Internet Technology Co., Ltd., a limited liability company organized under the laws of the PRC (“OpCo 4”) on April 3, 2024.

●	OpCo 1 incorporated Zhuhai Hengqin Liangke Biotechnology Co., Ltd., a limited liability company organized under the laws of the PRC (“OpCo 5”) on March 18, 2024.

CFI, CFI HK, and OpCo 1 are controlled by the same controlling stockholder before and after the reorganization; therefore, the reorganization is considered a recapitalization of entities under common control. The recapitalization of the Company was accounted for at historical cost, with no goodwill or intangibles assets recorded, and the unaudited consolidated financial statements are prepared as if the aforementioned transactions were effective as of the beginning of the first period presented. Results of operations for the periods presented comprise those of the previous separate entities combined from the period from August 14, 2023 (inception) to May 20, 2024.

Basis of Presentation and Principles of Consolidation: The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the assets, liabilities, revenues, expenses and cash flows of all wholly owned subsidiaries. The accompanying unaudited consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the Financial Accounting Standards Board (“FASB”) in these accompanying notes to the unaudited consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”).

The accompanying unaudited consolidated financial statements of the Company include the financial statements of CFI and its wholly owned subsidiaries. All significant intercompany balances and transactions within the Company have been eliminated upon consolidation. OpCo 1, OpCo 2, OpCo 3, OpCo 4, and OpCo 5 are collecteively referred to as the “PRC Subsidiaries”.

ZHONG GUO LIANG TOU GROUP LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies

Foreign Currency and Foreign Currency Translation: The unaudited consolidated financial statements of the Company are presented in the reporting currency of the U.S dollar (“USD”). The functional currency of the Company is the Chinese Renminbi (“RMB”), which is the respective local currency used in its primary economic environment. Assets and liabilities of the Company are translated into the reporting currency using the exchange rate in effect at the balance sheet dates. Equity transactions are translated using the historical exchange rate in effect on the date of the transaction, except for the change in retained earnings during the year, which is the result of the operations translation process. Results of operations and cash flows are translated using the weighted average exchange rates in effect during the period. As a result, amounts relating to the assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into the reporting currency are recorded as a component of comprehensive income (loss). For the three months ended June 30, 2025 and 2024, the translation adjustment resulted in a gain of $179,385 and a loss of $35,062, respectively. For the six months ended June 30, 2025 and 2024, the translation adjustment amounted to a gain of $232,407 and a loss of $35,066, respectively.

Remeasurement gains and losses from transactions that are not denominated in the functional currency are recorded as other income (expenses) in the unaudited consolidated statements of income and comprehensive income. All of the Company’s revenue transactions are transacted in its functional currency. The Company has not entered into any material transaction in a currency other than its functional currency since inception. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Translation of amounts from RMB into USD has been made at the following exchange rates for the respective periods:

Balance sheet items, except for equity accounts
June 30, 2025	RMB7.1725 to $1.00
December 31, 2024	RMB7.2980 to $1.00
Income statement and cash flows items
For the six months ended June 30, 2025	RMB7.2551 to $1.00
For the six months ended June 30, 2024	RMB7.2004 to $1.00

Emerging Growth Company: The Company is expected to be an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates: The preparation of the unaudited consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The Company's most significant assumptions and estimates relate to the carrying value of accounts receivable, other receivables, including the determination of the allowance for credit losses, the carrying value of prepayments, the net realizable value of inventories, the valuation of nonmonetary transactions, the useful life and recoverability of property, the land use right, and a definitive-lived intangible asset, customer refunds and other reserves, accrued taxes, uncertain tax positions, and deferred tax valuation allowances. These estimates are based on assumptions which management believes are reasonable. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

ZHONG GUO LIANG TOU GROUP LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Segment Information: ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses operating income as the primary measure to manage the business. The Company determined there are two operating and reportable segments based on the level at which the CODM reviews operating income, assesses performance and makes decisions regarding resource allocation. These operating segments are wholesale distribution and live-stream sales. The wholesale distribution segment focuses on product sales made through the Company’s extensive distributor network. The live-stream sales segment focuses on digital coupon sales for healthcare products and services on behalf of third-party merchants made through online platforms, primarily live-streaming platforms such as Douyin (TikTok), Meituan and Kuaishou.

Cash and Cash Equivalents: Cash and cash equivalents consists of cash and fixed deposits held at banks, both of which are highly liquid and has original maturities of three months or less and is unrestricted as to withdrawal or use.

The Company maintains cash and cash equivalents in excess of insured limits of RMB 500,000 ($69,711 at June 30, 2025) per bank at financial institutions. The Company makes such deposits with financial institutions it believes are of high credit quality and has not experienced losses on these deposits as of June 30, 2025. Management believes the Company is not exposed to significant risks on such deposits. The amounts over these insured limits as of June 30, 2025 was RMB 281,987,423.

Customer, Supplier and Concentration Risk

Customer: The Company controls credit risk through credit approvals, requirement for customer advances, credit limits and monitoring procedures. The Company performs in-depth credit evaluations on customers or requires a customer deposit to be paid in advance of delivering our performance obligation. The Company enters into distribution agreements with each of its distributors in its wholesale distribution segment that are typically for two years. These agreements set forth the terms of the business relationship, the Company’s requirements for a distributors business practices, required compliance measures, minimum purchase volumes, if any, the Company’s commitment to provide marketing and promotion support to the distributor, and exclusivity requirement to only sell the Company’s products to the distributor’s customers. The Company maintains a low concentration risk, with no single customer contributing more than 10% of total revenue for the three months and six months ended June 30, 2025, or 10% of accounts receivable as of June 30, 2025.

Supplier: The Company currently obtains inventory from approximately nine suppliers. The Company formalizes the relationship with suppliers through three-year supply agreements, which establish clear responsibilities regarding product specifications, production standards, delivery obligations, and quality assurances. The Company sources each of its products from two to three different suppliers to minimize disruption to its supply chain if one supplier were to encounter production issues. The Company evaluates each potential supplier through on-site assessments of the supplier’s scale, technical capability, production capacity, and delivery timelines to ensure a potential supplier meets the Company’s quality standards. Access to sufficient capacity from these suppliers in periods of high demand may be limited, as the Company may not account for a significant part of a supplier’s business. If the Company were to change or add additional suppliers, the Company’s on-site assessment process could prevent or delay product shipments that could negatively affect the Company’s results of operations. Two suppliers have each contributed over 10% of the Company’s total procurement, with individual contributions of 63%, 20% for the three months ended June 30, 2025 and 36%,24% for the six months ended June 30, 2025. Reliance on these suppliers may negatively affect the Company’s production if the inventory varies in reliability or quality. If the Company is unable to obtain timely deliveries of sufficient quantities of acceptable quality or if the supplier’s prices increase, results of operations could be harmed.

ZHONG GUO LIANG TOU GROUP LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable and Allowance for Credit Losses: Accounts receivable are stated at the historical carrying amount net of an allowance for expected credit losses, if any. The Company also adopted this guidance for other receivables. To estimate expected credit losses, the Company has identified the relevant risk characteristics of its customers and the related receivables. The company considers the past collection experience, current economic conditions, future economic conditions (external data and macroeconomic factors) and changes in the Company’s customer collection trends. The allowance for credit losses and corresponding receivables are written off when they are determined to be uncollectible. As of June 30, 2025, no allowance for credit losses was required.

Other Receivables: Other receivables consist of amounts paid on behalf of employees which are expected to be either repaid by the employee or recoverable through statutory offsets within the next 12 months.

Prepayments: Prepayments consist of funds deposited for future finished goods or services purchases from suppliers which are expected to be recognized or realized within the next 12 months. Certain of the Company’s suppliers require deposits as a guarantee that the Company will complete its purchases to secure a specific purchase price.

Inventories: Inventories, consisting of finished goods, are stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. The valuation of inventories requires the Company to estimate obsolete or excess inventory as well as inventory that is not of saleable quality. The Company employs a variety of methodologies to determine the net realizable value of its inventory. While a portion of the calculation to record inventory at its net realizable value is based on the age of the inventory and lower of cost or net realizable value calculations, a key factor in estimating obsolete or excess inventory requires the Company to estimate the future demand for its products. If actual demand is less than the Company’s estimates, impairment charges, which are recorded to cost of sales, may need to be recorded in future periods. Inventory in excess of saleable amounts is not valued, and the remaining inventory is valued at the lower of cost or net realizable value. As of June 30, 2025 an allowance for obsolete or slow-moving inventory was not required.

There was no provision for inventory shrinkage for the three months and six months ended June 30, 2025 and 2024.

Long-term investments: The Company’s long-term investments consist of non-marketable equity investments in privately held companies in which the Company does not have a controlling financial interest or significant influence, and which the Company does not intend to sell in the foreseeable future. These investments are accounted for in accordance with ASC 321, Investments—Equity Securities, and are initially measured at cost.

Subsequent to initial recognition, the investments are measured at cost minus impairment, if any, plus or minus adjustments resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer. The Company performs a qualitative assessment at each reporting date to determine if an impairment exists, considering factors such as adverse changes in the investee's financial condition, business environment, or market conditions. If an impairment is identified, a quantitative assessment is performed to measure the impairment loss, which is recognized in net income and reduces the carrying amount to fair value. Fair value is estimated using appropriate valuation techniques, such as discounted cash flows or market multiples, consistent with ASC 820, Fair Value Measurement.

ZHONG GUO LIANG TOU GROUP LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Gains or losses from adjustments or impairments are recognized in other income (expense) in the period they occur. The Company does not apply the equity method under ASC 323, as it does not have the ability to exercise significant influence over the investee's operating and financial policies.

Property and equipment, net: The Company’s property consists of a building recorded at fair value that was contributed by a stockholder (see Note 10) and is being depreciated using the straight-line method over the estimated useful life of twenty years. The cost of repairs and maintenance is expensed as incurred, while the costs of major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. There were no dispositions during the three months and six months ended June 30, 2025 and 2024.

Land Use Right, net: According to the laws of the PRC, the government owns all land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. The land use rights contributed to the Company are recorded at fair value (see Note 10) and are being amortized using the straight-line method over the lease term of approximately 32 years.

Intangible Asset, net: Intangible asset consists of a definite-lived trademark. The trademark is being amortized using the straight-line method over its estimated useful life of ten years. The Company carries intangible assets at cost less accumulated amortization.

Impairment of Long-Lived Assets: In accordance with ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”), the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment of long-lived assets was recorded by the Company as of June 30, 2025.

Advances from Customers: Advances from customers consist of deposit payments from customers for inventories that were not yet shipped as of period end and is expected to be shipped within the next 12 months. The Company will recognize the advances from customers as revenue as inventories are shipped and title to the assets is transferred to customers in accordance with the Company’s revenue recognition policy.

Revenue Recognition: The Company’s revenue arrangements primarily consist of a single performance obligation to transfer promised goods or services to a customer. Substantially all of the performance obligations are satisfied at a point in time rather than over time when title, risks and rewards of ownership, and subsequently control have transferred to the customer.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Wholesale distribution segment

Revenue primarily represents the sale of inventories to distributors. Revenue, which includes shipping and handling charges billed to the distributor, is recognized at the time the product is shipped to a distributor and is reported net of variable consideration, including applicable discounts, estimated returns, and allowances.

The Company determined minimum purchase volumes required by the distributor agreements, if any, do not provide a distributor a material right that gives rise to a separate performance obligation as there are no discounts or other incentives provided in the distributor agreement. The Company’s performance obligation is created as new orders are received from the distributor. The Company is not obligated to transfer any products until the distributor submits an order specifying the quantity of products it wishes to purchase, which represents an option to purchase additional goods, not variable consideration. As a result, the Company recognizes revenue at the time control of the products ordered transfers to the distributor.

The Company determined that any variable consideration related to a potential shortfall to a minimum purchase volume at the end of the distributor agreements was deemed to be fully constrained at inception and therefore excluded from the initial transaction price due to the high degree of uncertainty and risk associated with these potential payments as the Company determined that it could not assert that it was probable that a significant reversal in the amount of revenue recognized would not occur. The Company will recognize any remaining revenue associated with a shortfall to a minimum purchase volume during the period the Company can assert that it is probable that a significant reversal in the amount of revenue recognized would not occur. The Company reviews its variable consideration estimates at the end of each quarter. As of June 30, 2025 the Company could not assert that it was probable that a significant reversal in the amount of revenue recognized would not occur for a potential shortfall to the minimum purchase volume at the end of the in place distributor agreements, which have a remaining term of twelve months.

The Company principally relies on historical experience, specific distributor agreements, and anticipated future trends to estimate variable consideration at the time of sale and to reduce the transaction price. The Company has no obligations related to discounts, returns, and allowances recorded on its unaudited consolidated balance sheets as of June 30, 2025.

Live-stream sales segment

Revenue primarily represents the sale of digital coupons to customers for goods or services (or for discounts on goods or services) to be provided by third-party merchants. The Company has determined that it is the principal in these transactions because it has discretion in establishing the pricing of the digital coupons. Revenue is recognized at the time the customer redeems the digital coupon for goods or services (or for discounts on goods or services) from the third-party merchant as that is the timing for when the Company’s obligations to the customer are satisfied. Revenue is recognized on a gross basis, inclusive of service fees and commissions remitted to platform operators, etc. These fees are recorded within our selling expenses.

The Company principally relies on historical experience, specific customer agreements, and anticipated future trends to estimate estimated refunds at the time of sale and to reduce the transaction price. The Company has no obligations related to service fees and refunds recorded on its unaudited consolidated balance sheets as of June 30, 2025.

There are no acquisition costs associated with obtaining customers in either segment and there are no amounts owed to third-party merchant for the goods or services to be provided at the time the digital coupon is redeemed as of June 30, 2025.

Cost of Revenue: Cost of revenue consists primarily of the cost of inventories, warehousing and distribution costs such as inbound freight charges, purchasing and receiving costs.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Gross Profit: Compared to Q1 2025, the company experienced a meaningful increase in its gross profit margin during the second quarter, primarily attributable to the strong sales performance of the new product “Cordyceps peptide selenium powder”. This product represents approximately 49% of total sales during the second quarter and with a gross profit margin of 79%.

Accumulated Other Comprehensive Income: Comprehensive income is comprised of net income and all changes to the statement of stockholder’s equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. The Company’s comprehensive income consists of net income and gains from foreign currency translation adjustments.

Leases: Under ASC 842 effective Q1 2025,the company recognizes right-of-use (ROU) assets through distinct classification and measurement processes. Leases are classified as finance leases if meeting any of five criteria (e.g, ownership transfer, bargain purchase option, lease term ≥75% of asset life, or present value of payments ≥90% of asset fair value); otherwise, they are operating leases. Both classifications require balance sheet recognition of ROU assets and lease liabilities. Initial measurement involves calculating the ROU asset as lease liability plus initial direct costs (e.g, legal fees) minus lease incentives. The lease liability reflects the present value of future payments discounted using the lessee's incremental borrowing rate, unless the lessor's implicit rate is readily determinable.

Subsequent accounting differs by classification: Finance leases require ROU asset depreciation over the shorter of lease term or asset life, with interest expense recognized via the effective interest method. Operating leases use straight-line lease expense recognition and liability amortization through the effective interest method. Mandatory disclosures include quantitative data (ROU/liability balances, lease expense breakdown, undiscounted payment schedules for ≤5 years and beyond) and qualitative descriptions of lease terms. Practical expedients allow optional P&L expensing for short-term leases (≤12 months) and exemption from ROU recognition for low-value assets (≤$5,000 per item). These policies ensure compliance with ASC 842 while maintaining operational flexibility(see Note 11).

Advertising Costs: The Company expenses the costs of advertising as incurred. There was $187 and $0 of advertising expenses incurred for the three months ended June 30, 2025 and 2024, respectively, with $240 and $0 for the six months ended June 30, 2025 and 2024 included within selling expenses on the accompanying unaudited consolidated statements of income and comprehensive income.

Interest income: In the second quarter of 2025, the company recognized interest income of $159,902.

Capital Contributions: Contributions of tangible and intangible assets in which no consideration is exchanged are accounted for as capital contributions in accordance with ASC 505, Equity (“ASC 505”) and are measured at fair value in accordance with ASC 845, Nonmonetary Transactions (“ASC 845”).

Income Taxes: The Company accounts for income taxes under the provisions of ASC 740, Income Taxes (“ASC 740”), which is an asset and liability approach that requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

ASC 740 prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as derecognition, interest, penalties, and disclosures required. The Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the British Virgin Islands (“BVI”), Hong Kong, and PRC. The Company’s tax returns remain open, subject to examination by major tax jurisdictions.

Under the current laws of the BVI, CFI is not subject to tax on income or capital gain. Additionally, upon payment of dividends by CFI to its stockholder, no BVI withholding tax will be imposed.

Under the current laws in Hong Kong, CFI HK is subject to a Hong Kong profits tax rate of 16.5%. Additionally, upon payment of dividends by CFI HK to its stockholder, no Hong Kong withholding tax will be imposed.

Under the current laws in the PRC, the PRC Subsidiaries operations are subject to a 25% enterprise income tax under the Enterprise Income Tax law (“EIT”) of the PRC with the exception that 15% tax rate under preferential policies applicable to enterprises operating within the Guangdong-Macao In-Depth Cooperation Zone in Hengqin (Hengqin Cooperation Zone),a designated special economic zone offering targeted tax incentives..

Earnings per Share: Basic earnings per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period, excluding the effects of any potential dilutive securities. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary share equivalents had been issued and if the additional ordinary shares were dilutive. Earnings per share excludes all potential dilutive shares of ordinary shares if their effect is anti-dilutive. There were no potential dilutive securities at June 30, 2025 and December 31, 2024.

Fair Value of Financial Instruments: ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2: Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3: Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing, and excess earnings models).

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments with a carrying value that approximates fair value consist of cash and cash equivalents, accounts receivable, other receivables, prepayments, accounts payable, accrued expenses, other payables, advances from customers and income tax payable because of the short-term nature or expected settlement dates of these instruments. The Company does not have any financial instruments, assets or liabilities that have recurring fair value measurements.

Government Contribution Plan: Pursuant to the laws applicable to companies organized under the laws of the PRC, the PRC Subsidiaries are required to participate in a government-mandated multi-employee defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the PRC Subsidiaries to pay to the local labor bureau a monthly contribution rate based on the monthly basic compensation of qualified employees. The relevant local bureau is responsible for meeting all retirement benefit obligations and there are no further commitments beyond the monthly contribution for the PRC Subsidiaries.

Recent Accounting Pronouncements:

Recent Accounting Pronouncements, not yet adopted:

ASU 2023-09, Income Taxes (“ASU 2023-09”), requires disclosure of specific categories and disaggregation of information in the rate reconciliation table and expands disclosures related to income taxes paid. The new standard is effective for fiscal years beginning after December 15, 2024 and is to be applied prospectively. The Company is currently evaluating the impact, if any, adoption will have on its unaudited consolidated financial statements and disclosures.

ASU 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”) updates accounting standards for revenue recognition (ASC 606), lease accounting (ASC 842), and impairment of long-lived assets (ASC 360). ASU 2024-02 provides enhanced guidance for estimating variable consideration, accounting for contract modifications, determining lease terms, and simplifying impairment testing for long-lived assets. It also introduces increased disclosure requirements for financial instruments and derivatives. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact, if any, adoption will have on its unaudited consolidated financial statements and disclosures.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

ASU 2024-03, Disaggregation of Income Statement Expenses (“ASU 2024-03”), requires public companies to disaggregate key expense categories, such as inventory purchases, employee compensation and depreciation in their financial statements. This aims to improve investor insight into company performance. ASU 2024-03 is effective for fiscal years beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the impact, if any, adoption will have on its unaudited consolidated financial statements and disclosures.

The Company has evaluated other new accounting standards issued by the FASB and SEC that are not yet effective. Management does not expect these standards to have a material impact on the unaudited consolidated financial statements upon adoption.

Recently Adopted Accounting Pronouncements:

ASU 2023-07, Segment Reporting – Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requires enhanced disclosures related to significant segment expenses and a description of how the chief operating decision maker utilizes segment operating profit or loss to allocate resources and assess segment performance for all public entities. Additionally, the standard requires disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures.

The Company adopted ASU 2023-07 effective December 31, 2024, on a retrospective basis. For additional information, refer to Note 12: Segment Information.

Note 3 – Business Combination

In September 2024, the sole stockholder of the Company, Rosey Sea Holdings Limited (“Rosy Sea”), entered into a definitive business combination agreement with Iron Horse Acquisitions Corp (“Iron Horse”). The purpose of this agreement is to enable the Company, through its ownership by Rosy Sea, to become a wholly owned subsidiary of Iron Horse, which will subsequently be renamed China Food Investment. This strategic merger aims to enhance market presence and capitalize on growth opportunities in the health and biotechnology food sector. The completion of this transaction is subject to certain constraints, including due diligence, regulatory approvals, and Nasdaq's consent, with a target closure in the third quarter of 2025.

Note 4 – Prepayments and other current assets

	30-Jun-25	31-Dec-24
	(Unaudited)
Prepayment	$1,101,848	$1,313,695
Other receivables	25,167	19,615
Rental and other deposits	63,226	-
Other taxes receivable	65,750	-
Total	$1,255,991	$1,333,310

The prepayments and other current assets balance as of June 30, 2025, consists of prepayments to the Company’s vendors for goods and services amounting to $1,101,848; deposits for rental and e-commerce platform operations of $63,226; other receivables totaling $25,167, which include payments for employees’ social insurance contributions, Housing Provident Fund allocations, and personnel cash advances; and other tax receivables of $65,750.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 –Accrued expenses and other current liabilities

	30-Jun-25	31-Dec-24
	(Unaudited)
Accruals	$186,433	$227,726
Other payables	7,199	-
Total	$193,632	$227,726

The accrued expenses and other current liabilities as of June 30, 2025, was primarily attributable to accruals for employees’ salaries totaling $186,433 and other accounts payable to live-streaming service vendors of $7,199.

Note 6 – Property and Equipment, net

Property and equipment, net is summarized as follows:

	30-Jun-25	31-Dec-24
	(Unaudited)
Building	$4,225,863	$4,153,193
Equipment	229,669	1,784
Leasehold improvement	42,933	-
	4,498,465	4,154,977
Less: Accumulated depreciation	(230,585)	(115,125)
Property and equipment, net	$4,267,880	$4,039,852

Depreciation expense for the three and six months ended June 30, 2025 was $61,220 and $112,153, and is included as a component of general and administrative expenses on the accompanying unaudited consolidated statements of income and comprehensive income. Depreciation expense was recognized for the three and six months ended June 30, 2024 was $16,662.

Note 7 – Land Use Right, net

Land use right, net is summarized as follows:

	30-Jun-25	31-Dec-24
	(Unaudited)
Land use right	$2,768,909	$2,721,294
Less: Accumulated amortization	(142,483)	(75,403)
Land use right, net	$2,626,426	$2,645,891

Amortization expense of the land use right for the three and six months ended June 30, 2025 was $32,601 and $65,013 ,and is included as a component of general and administrative expenses on the accompanying unaudited consolidated statements of income and comprehensive income. Amortization expense of the land use right was recognized for the three and six months ended June 30, 2024 was $10,918.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Intangible Asset, net

Intangible asset, net is summarized as follows:

	30-Jun-25	31-Dec-24
	(Unaudited)
Trademark	$94,042	$50,443
Less: Accumulated amortization	(3,630)	(1,157)
Intangible asset, net	$90,412	$49,286

Amortization expense of the intangible asset for the three and six months ended June 30, 2025 was $1,397 and $2,425, and is included as a component of general and administrative expenses on the accompanying unaudited consolidated statements of income and comprehensive income. Amortization expense of the intangible asset was recognized for the three and six months ended June 30, 2024 was $35.

Note 9 – Leases

Operating leases as lessee

In June 2024, the Company entered a seven-month lease for office space of approximately 150 square meters in Zhuhai, China, expiring December 31, 2024, with monthly payments of RMB 17,116 ($2,359 at June 30, 2025).

In December 2024, the Company renewed the lease for office space for a term of six-months with monthly payments of RMB 13,616 ($1,877 at June 30, 2025). Operating lease expense of RMB 27,233 ($3,754) for the three months ended June 30, 2025 is included as a component of general and administrative expenses on the accompanying unaudited consolidated statements of income and comprehensive income.

In January 2025, the Company entered a thirty-four -month lease for office space of approximately 2,247.34 square meters in Zhuhai, China, expiring December 31, 2027, with monthly payments of RMB 144,325 ($19,893 at June 30, 2025) from August 1,2025. Operating lease expense of RMB Nil ($Nil) for the six months ended June 30, 2025 is included as a component of general and administrative expenses on the accompanying unaudited consolidated statements of income and comprehensive income.

No operating lease expense was recognized for the six months ended June 30, 2024.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following table shows right-of-use asset and operating lease liability, and the associated financial statement line items as of June 30, 2025, Jun 30,2024 and December 31, 2024:

	30-Jun-25	31-Dec-24
	(Unaudited)
Assets
Operating lease right-of-use asset	$504,285	$-

Liabilities
Operating lease liability, current portion	$206,810	$-
Operating lease liability, non-current portion	$353,577	$-

Weighted average remaining lease term (in years)	2.5	-
Weighted average discount rate (%)	3.1	-

Information relating to operating lease activities for the six months ended June 30, 2025 and 2024 are as follows:

	For the six months ended June 30, 2025	For the six months ended June 30, 2024
	(Unaudited)
Operating lease right-of-use asset, obtained in exchange for operating lease liability	$504,285	$-

Operating lease expenses
Amortization of right-of-use asset	$49,854	$-
Interest of lease liability	5,609	-
Total operating lease expenses	$55,463	$-

Maturities of lease liability were as follows:

For the year ending December 31,	Operating Lease
(Unaudited)
2025	$100,610
2026	241,463
2027	241,463
Total undiscounted payments	$583,536
Less: Imputed interest	(23,149)
Total operating lease liability	560,387
Less: Operating lease liability, current portion	(206,810)
Operating lease liability, non-current portion	$353,577

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Income Taxes

The provision for income taxes is associated with the PRC Subsidiaries and consists of the following:

	Unaudited Three months ended June 30		Unaudited Six months ended June 30
	2025	2024	2025	2024
Current	$1,106,294	$23,135	$1,231,406	$23,155
Deferred	-	-	-	-
	$1,106,294	$23,135	$1,231,406	$23,155

The Company’s effective income tax rates are as follows:

	Unaudited Three months ended June 30, 2025		Unaudited Six months ended June 30, 2024
	2025	2024	2025	2024
PRC Statutory income tax rate	25%	25%	25%	25%
Changes in valuation allowance and others	2%	(19)%	-	(19)%
Effective income tax rate	27%	6%	25%	6%

Under the PRC Enterprise Income Tax Law (EIT), four of the five PRC Subsidiaries are subject to the standard 25% corporate income tax rate. Zhuhai Hengqin Liangke Biotechnology Co, Ltd, however, qualifies for a reduced 15% tax rate under preferential policies applicable to enterprises operating within the Guangdong-Macao In-Depth Cooperation Zone in Hengqin (Hengqin Cooperation Zone), a designated special economic zone offering targeted tax incentives.

Note 11 – Stockholder’s Equity

The Company authorized 50,000 ordinary shares with $1.00 par value. In 2024, the Company issued one share with $1.00 par value to one stockholder. The issuance of the ordinary share is considered as a part of the recapitalization of the Company (see Note 1), which was retroactively applied as if the transaction occurred at the beginning of the earliest period presented in the accompanying unaudited consolidated financial statements.

On May 30, 2024, the Company increased additional-paid in capital by the fair value of a non-monetary contribution of a building and a land use right from the stockholder of Rosy Sea (see Note 10).

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Related Party Transactions

On May 30, 2024, the stockholder of Rosy Sea contributed to the Company (i) a building with a gross floor area of 4,032.36 square meters and (ii) a land use right for 18,000 square meters that expire in September 2056, both of which are located in Deliger Industrial Park, Duerbot Mongolian Autonomous County, Daqing City, Heilongjiang Province. The building and land use right (collectively, the “Contributed Assets”) were recorded on the contribution date at fair value of RMB 30,310,000 ($4,189,937 at May 30, 2024 and $4,225,863 at June 30, 2025, respectively) and RMB 19,860,000 ($2,745,369 at May 30, 2024 and $2,768,909 at June 30, 2025, respectively), respectively. Determining the fair values of the Contributed Assets requires judgments and the use of significant estimates and assumptions. The Company engaged an independent third-party appraisal firm to assist in the fair value determination of the Contributed Assets on the contribution date. The Contributed Assets were valued using a cost method valuation approach which utilizes assumptions about future economic factors, replacement costs, and depreciation rates relevant to the unique characteristics of the Contributed Assets.

Note 13 – Commitments and contingencies

Commitments: As of June 30, 2025, the Company did not have any significant capital and other commitments.

Indemnification Agreements: The Company enters into contractual relationships that contain indemnification provisions in its normal course of business with other parties. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from a breach of representation, covenant, or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. Management believes any liability arising from these agreements will not be material to the Company’s unaudited consolidated financial statements.

Legal Matters: The Company is periodically involved in legal proceedings, legal actions, and claims arising in the normal course of business, including proceedings relating to intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions, and claims will not have a significant adverse effect, individually, or in the aggregate, on the Company’s financial position, results of operations or cash flows.

Geographical Data: Primarily all of the Company’s revenue is generated in the PRC and all of the Company’s assets are located in the PRC.

Note 14 – Segment Information

The Company reports its results of operations in two operating segments: (i) wholesale distribution segment, which includes product sales made through the Company’s extensive distributor network, and (ii) live-stream sales segment, which includes digital coupon sales made through online platforms. The Company separately reports the results of its corporate division, which primarily consists of expenses associated with corporate functions and projects, certain employee benefits, rent, utilities, depreciation of property, amortization of land use right and intangible asset, interest income, and inter-segment eliminations. This presentation is consistent with the manner in which the CODM reviews the business to assess performance and allocate resources. The CODM uses operating income to allocate resources for each segment on an ongoing basis and to assess the performance for each segment.

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The accounting policies of the segments are the same as those described in the summary of significant accounting policies; however, financial information presented by segment includes the impact of intercompany eliminations. The following tables set forth certain information, which include all significant expenses reviewed by the CODM, for each reportable segment for the three and six months ended June 30, 2025:

	Wholesale distribution	Live-stream sales	Corporate	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
For the three months ended June 30, 2025
Sale of inventories to distributors	$6,936,002	$-	$-	$6,936,002
Sale of digital coupons to customers - goods	-	-	-	-
Sale of digital coupons to customers - services	-	524,020	-	524,020
Costs of finished goods	2,516,756	-	-	2,516,756
Gross profit	4,422,085	209,918	-	4,943,267
Sales staff costs	39,440	145,839	38,350	223,629
Administrative staff costs	24,775	126,292	94,124	245,191
Outbound transportation expenses	14,363	14,234	145	28,742
Advertising	187	-	-	187
Depreciation and amortization	4,700	57,770	82,117	144,587
Consulting	1,413	15,340	59,236	75,989
Rental	1,185	16,809	-	17,994
Research and development costs	30,781	-	-	30,781
Other expenses	74,231	(141,678)	58,262	(9,185)
Operating income (loss)	$4,231,930	$(19,080)	$(338,762)	$3,874,088

	Wholesale distribution	Live-stream sales	Corporate	Total

For the three months ended June 30, 2024
Sale of inventories to distributors	$841,560	$-	$-	$841,560
Sale of digital coupons to customers - goods	-	-	-	-
Sale of digital coupons to customers - services	-	120,635	-	120,635
Costs of finished goods	442,999	-	-	442,999
Gross profit	398,561	120,635	-	519,196
Sales staff costs	-	-	-	-
Administrative staff costs	8,321	23,680	56,690	88,690
Outbound transportation expenses	-	-	-	-
Advertising	-	-	-	-
Depreciation and amortization	35	-	27,580	27,616
Consulting	16,501	-	-	16,501
Rental	-	-	-	-
Research and development costs	-	-	-	-
Other expenses	11,228	134	24	11,387
Operating income (loss)	$362,476	$96,821	$(84,295)	$375,002

Zhong Guo Liang Tou Group Limited

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Wholesale distribution	Live-stream sales	Corporate	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
For the six months ended June 30, 2025
Sale of inventories to distributors	$8,426,146	$-	$-	$8,426,146
Sale of digital coupons to customers - goods	-	3,151,519	-	3,151,519
Sale of digital coupons to customers - services	-	401,396	-	401,396
Costs of finished goods	3,057,402	1,925,455	-	4,982,858
Gross profit	5,368,744	1,627,461	-	6,996,205
Sales staff costs	78,474	317,393	82,820	478,687
Administrative staff costs	50,065	236,151	202,771	488,987
Outbound transportation expenses	40,724	125,711	181	166,616
Advertising	239.83	-	-	239.83
Depreciation and amortization	5,476	59,253	164,717	229,446
Consulting	17,985	19,353	59,353	96,691
Rental	1,185	12,681	-	13,867
Research and development costs	58,344	-	-	58,344
Other expenses	385,662	323,304	75,074	784,040
Operating income (loss)	$4,730,589	$533,614	$(584,916)	$4,679,286

	Wholesale distribution	Live-stream sales	Corporate	Total

For the six months ended June 30, 2024
Sale of inventories to distributors	$841,560	$-	$-	$841,560
Sale of digital coupons to customers - goods	-	-	-	-
Sale of digital coupons to customers - services	-	120,635	-	120,635
Costs of finished goods	442,999	-	-	442,999
Gross profit	398,561	120,635	-	519,196
Sales staff costs	-	-	-	-
Administrative staff costs	8,321	23,680	56,690	88,691
Outbound transportation expenses	-	-	-	-
Advertising	-	-	-	-
Depreciation and amortization	35	-	27,580	27,616
Consulting	16,501	-	-	16,501
Rental	-	-	-	-
Research and development costs	-	-	-	-
Other expenses	11,229	134	25	11,387
Operating income (loss)	$362,476	$96,821	$(84,295)	$375,001

Note 15 – Long-term Investment

During second quarter of 2025, the Company invested RMB 1 million（$139,421 at June 30,2025） in a high-growth small household appliance enterprise, acquiring a 5% equity stake.

Note 16 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below or within these unaudited consolidated financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the unaudited consolidated financial statements.